Exhibit 99.1

Grove Announces Second Quarter 2025 Financial Results

SAN FRANCISCO, CA — August 7, 2025 — Grove Collaborative Holdings, Inc. (NYSE: GROV) (“Grove” or “the Company”), the world’s first plastic neutral retailer, a leading sustainable consumer products company, certified B Corporation, and Public Benefit Corporation, today reported financial results for its fiscal second quarter ended June 30, 2025.

Key Financial Highlights:
●Total Revenue was $44.0 million, down 15.5% year-over-year; up 1.1% versus Q1
●Net Loss of $3.6 million, compared to Net Loss of $10.1 million in same period last year
●Adjusted EBITDA of $(0.9) million, compared to $1.1 million in same period last year
●Operating Cash Flow of $1.0 million and Total Cash Flow of $0.4 million

“At Grove, we remain focused on building the leading marketplace of curated, clean and sustainable products for conscientious consumers—a platform defined by trust, rigorous standards, and a deep commitment to sustainability and personal wellness. While the second quarter brought both progress and setbacks as we navigated challenges from our ecommerce platform migration, we saw encouraging signs of recovery, including sequential revenue and order growth,” said Jeff Yurcisin, Chief Executive Office of Grove Collaborative. “Importantly, we delivered positive cash flow and made structural improvements that strengthen our path toward consistent profitability. Looking ahead, we expect to return to year-over-year revenue growth in the fourth quarter of this year for the first time since 2022—a major milestone in our transformation.

“As we move forward, we’re focused on deepening our connection with customers who care about their health, their homes, and the planet through a more guided experience. Our continued investment in embedding educational content, like our healthy home guides, into the customer experience helps deliver greater value while advancing our vision for environmental and human health, including our work on microplastics awareness. These are some of the key elements that set Grove apart. While the journey has not been linear, we’re building a stronger Grove with purpose, discipline, and deep conviction in the values that guide us.”

Second Quarter 2025 Financial Results
(All comparisons are versus the quarter ended June 30, 2024 except where otherwise noted)

Revenue was $44.0 million, a decline of 15.5% year-over-year, but an increase of 1.1% sequentially. The year-over-year decline primarily reflects the lagging effects of reduced advertising investment in 2024 and prior years, which led to a smaller active subscriber base entering 2025. Additionally, revenue was impacted by temporary disruptions associated with our ecommerce platform migration that began in March 2025. The sequential improvement is a result of an increase in orders, offset by lower Net Revenue per Order.

Gross Margin was 55.4%, an improvement of 150 basis points compared to 53.9% in the second quarter of 2024. The increase was primarily driven by improved promotional efficiency, including lower discounting activity and higher third-party vendor funding from efforts to standardize the program across vendors, offset by the elimination of certain customer fees.

Operating Expenses were $27.9 million, down 20.3% compared to $35.0 million. The decline was driven by lower stock-based compensation, reduced depreciation and amortization, lower fulfillment costs, and ongoing cost optimization initiatives.

Net Loss was $3.6 million, or (8.2%) Net Loss margin, compared to a net loss of $10.1 million, or (19.3%) Net Loss margin. The year-over-year improvement resulted from lower interest expense and operating expenses.

Adjusted EBITDA was negative $0.9 million, or (2.1%) margin, compared to positive $1.1 million, or 2.0%, margin. The year-over-year decline reflects lower revenue and associated gross profit, offset by cost structure improvements.

Operating Cash Flow was positive $1.0 million for the quarter driven primarily by a reduction in working capital resulting from improvement in inventory management, more than offsetting the negative Net Income, net of non-cash expenses.

Cash, Cash Equivalents, and Restricted Cash totaled $14.0 million as of June 30, 2025, up from $13.5 million as of March 31, 2025.

Second Quarter 2025 Key Metrics:

	Three Months Ended June 30,
(in thousands, except DTC Net Revenue Per Order)	2025	2024
Financial and Operating Data
DTC Total Orders	640	732
DTC Active Customers	664	745
DTC Net Revenue Per Order	$65	$68

Direct to Consumer (DTC) Total Orders were 640,000, a decline of 12.6% year-over-year, but an improvement of 3.4% quarter over quarter. The year-over-year decline was primarily due to lower advertising spend relative to prior years and temporary operational disruptions from Grove’s ecommerce platform migration.

DTC Active Customers – defined as the number of customers that have placed an order in the trailing twelve months – totaled 664,000 as of June 30, 2025, a decrease of 10.9% year-over-year. The year-over-year decline was primarily driven by lower advertising spend throughout 2024 and 2025 compared to prior years.

DTC Net Revenue Per Order was $65.22, a decrease of 3.7% year-over-year. The decline reflects a temporary increase in low-value shipments and the removal of select customer fees, which occurred in June 2024.

Plastic Intensity1 – measured as pounds of plastic per $100 in net revenue across all online and retail sales – was 0.93 pounds in the second quarter of 2025, improving from 1.02 pounds in the second quarter of 2024.

Financial Outlook:
For the 12-month period ending December 31st, 2025, Grove is providing the following guidance:
Revenue
●We still expect Q1 to be our lowest revenue quarter of 2025 and going forward.
●Revenue is still expected to improve in the third quarter, leading to slight year-over-year growth in the fourth quarter.
●Full-year 2025 revenue is expected to decline approximately mid-single-digit to low-double-digit percentage points year-over-year.

Adjusted EBITDA
●Full-year 2025 Adjusted EBITDA is now expected to be negative low single digit millions to breakeven.
Grove is maintaining its full-year revenue guidance and narrowing its Adjusted EBITDA outlook to the lower end of the previously provided range. This reflects the company’s strategic decision to continue investing in advertising to drive top line growth, while accepting modest Adjusted EBITDA losses. Grove believes this balanced approach—prioritizing growth while maintaining financial discipline—positions the company to build long-term shareholder value.

Webcast and Conference Call Information:

The Company will host an investor conference call and webcast to review these financial results at 5:00pm ET / 2:00pm PT on the same day. The webcast can be accessed at https://investors.grove.co/. The conference call can be accessed by calling 877-413-7205. International callers may dial +1 201-689-8537. A replay of the call will be available until September 6, 2025 and can be accessed by dialing 877-660-6853 or 201-612-7415, access code: 13755011. The webcast will remain available on the Company’s investor relations website for 6 months following the webcast.
About Grove Collaborative Holdings, Inc.

Grove Collaborative Holdings, Inc. (NYSE: GROV) is the one-stop online destination for everyday essentials that create a healthier home and planet. Explore thousands of thoughtfully vetted products for every room and everyone in your home, including household cleaning, personal care, health and wellness, laundry, clean beauty, kitchen, pantry, kids, baby, pet care, and beyond. Everything Grove sells meets a higher standard — from health to sustainability and performance — so you get a great value without compromising your values. As a B Corp and Public Benefit Corporation, Grove goes beyond selling products: every order is carbon neutral, supports plastic waste cleanup initiatives, and lets you see and track the positive impact of your choices. Shopping with purpose starts at Grove.com.

Forward-Looking Statements

This press release contains "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the expectation that the first quarter of 2025 will be the lowest revenue quarter of 2025 and going forward; the expectation that revenue will improve in the third quarter, leading to slight year-over-year growth in the fourth quarter; the expectation that full-year 2025 revenue will decline approximately mid-single-digit to low-double-digit percentage points year-over-year; the expectation that full-year 2025 Adjusted EBITDA will be negative low single digit millions to breakeven; and the plan to invest in advertising to drive topline growth and accept modest Adjusted EBITDA losses. The forward-looking statements contained in this press release are based on Grove’s current expectations and beliefs in light of the Company’s experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors believed to be appropriate under the circumstances. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including disruptions relating to the eCommerce platform migration, changes in business, market, financial, political and legal conditions; legal and regulatory matters and developments; risks relating to the uncertainty of the projected financial information; Grove’s ability to successfully expand its business; competition; risks relating to tariffs, inflation and interest rates; effectiveness of the Company’s eCommerce platform and selling and marketing efforts; demand for Grove products and other brands that it sells and those factors discussed in documents filed, or to be filed, with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Grove as of the date hereof, and Grove assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Adjusted EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. Investors should not consider the non-GAAP financial measures in isolation from, or as a substitute for, GAAP measures. A reconciliation of historical Adjusted EBITDA to Net Income is provided in the tables at the end of this press release. Reconciliations of projected Adjusted EBITDA and projected Adjusted EBITDA Margin to the closest corresponding GAAP measures are not available without unreasonable effort on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, such as the impact of depreciation and amortization of fixed assets, amortization of internal use software, the effects of net interest expense (income), other expense (income), and non-cash stock based compensation expense. Grove believes these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Grove’s financial condition and results of operations. Grove’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Grove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Grove’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Grove does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP measures. Other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Grove’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Grove calculates Adjusted EBITDA as net loss, adjusted to exclude: stock-based compensation expense; depreciation and amortization; changes in fair values of derivative liabilities; interest income; interest expense; restructuring and severance related costs; transaction related costs related to certain strategic merger & acquisition projects; provision for income taxes and certain litigation and legal settlement expenses. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net revenue. Because Adjusted EBITDA excludes these elements that are otherwise included in the Company’s GAAP financial results, this measure has limitations when compared to net loss determined in accordance with GAAP. Further, Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies. For these reasons, investors should not consider Adjusted EBITDA in isolation from, or as a substitute for, net loss determined in accordance with GAAP.

Investor Relations Contact

ir@grove.co

Media Relations Contact

Ryan.Zimmerman@grove.co

1 Grove defines plastic intensity as pounds of plastic used per $100 in revenue as a way to hold itself accountable for the pace at which it decouples revenue from the use of plastic. To calculate plastic intensity, Grove defines "plastic" as any of the following materials within both products and packaging: plastic resin codes #1-7 (from the ASTM International Resin Identification Coding System), inclusive of polyvinyl alcohol (PVA, PVOH, PVAl), silicone, bioplastics, and any plastic liners, coatings, and resins.

Grove Collaborative Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$10,049	$19,627
Restricted cash, current	2,900	3,675
Inventory	20,734	19,351
Prepaid expenses and other current assets	3,113	2,288
Total current assets	36,796	44,941
Restricted cash, noncurrent	1,002	1,002
Property and equipment, net	3,935	3,677
Intangible assets, net	2,522	712
Operating lease right-of-use assets	11,500	12,532
Other long-term assets	2,071	2,146
Total assets	$57,826	$65,010
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$6,292	$6,800
Accrued expenses	11,444	11,546
Deferred revenue	5,991	6,340
Debt, current	700	—
Operating lease liabilities, current	2,607	1,636
Other current liabilities	597	742
Total current liabilities	27,631	27,064
Debt, noncurrent	6,800	7,500
Operating lease liabilities, noncurrent	11,571	12,949
Derivative liabilities	1,060	1,274
Total liabilities	47,062	48,787

Redeemable convertible preferred stock	24,772	24,772

Stockholders’ deficit:
Common stock	4	4
Additional paid-in capital	641,674	639,960
Accumulated deficit	(655,686)	(648,513)
Total stockholders’ deficit	(14,008)	(8,549)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$57,826	$65,010

Grove Collaborative Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue, net	$44,026	$52,099	$87,573	$105,644
Cost of goods sold	19,631	24,036	40,114	47,841
Gross profit	24,395	28,063	47,459	57,803

Operating expenses:
Advertising	2,722	2,439	5,529	4,492
Product development	2,207	5,436	3,986	9,062
Selling, general and administrative	22,956	27,124	44,942	51,718
Operating loss	(3,490)	(6,936)	(6,998)	(7,469)

Non-operating expenses (income):
Interest expense	305	4,117	651	8,246
Changes in fair value of derivative liabilities	(70)	(8)	(214)	(206)
Other income, net	(109)	(994)	(281)	(2,077)
Total non-operating expenses (income), net	126	3,115	156	5,963
Loss before provision for income taxes	(3,616)	(10,051)	(7,154)	(13,432)
Provision for income taxes	10	10	19	20
Net loss	$(3,626)	$(10,061)	$(7,173)	$(13,452)
Less: Accumulated dividends on redeemable convertible preferred stock	(375)	(150)	(750)	(300)
Net loss attributable to common stockholders, basic and diluted	$(4,001)	$(10,211)	$(7,923)	$(13,752)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.28)	$(0.21)	$(0.38)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	38,813,480	36,768,249	38,513,390	36,517,787

Grove Collaborative Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(7,173)	$(13,452)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on lease modification	—	(3,139)
Stock-based compensation expense	2,347	6,510
Depreciation and amortization	866	4,627
Changes in fair value of derivative liabilities	(214)	(206)
Non-cash interest expense	219	1,922
Asset impairment charges	—	700
Inventory write-down	(351)	(1,216)
Changes in operating assets and liabilities:
Inventory	1,013	2,150
Prepaids and other assets	409	99
Accounts payable	(2,912)	1,175
Accrued expenses	(87)	(4,700)
Deferred revenue	(349)	(268)
Operating lease right-of-use assets and liabilities	625	(4,886)
Other liabilities	(278)	(85)
Net cash used in operating activities	(5,885)	(10,769)

Cash Flows from Investing Activities
Cash paid for acquisitions	(2,848)	—
Purchase of property and equipment	(972)	(906)
Net cash used in investing activities	(3,820)	(906)

Cash Flows from Financing Activities
Payment of preferred stock issuance costs	(15)	—
Payments related to stock-based award activities, net	(774)	(789)
Proceeds from issuance under employee stock purchase plan	141	235
Net cash used in financing activities	(648)	(554)

Net decrease in cash, cash equivalents and restricted cash	(10,353)	(12,229)
Cash, cash equivalents and restricted cash at beginning of period	24,304	94,863
Cash, cash equivalents and restricted cash at end of period	$13,951	$82,634

Grove Collaborative Holdings, Inc.
Non-GAAP Financial Measures
(Unaudited)
(In thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(3,626)	$(10,061)	$(7,173)	$(13,452)
Stock-based compensation	1,378	3,397	2,347	6,510
Depreciation and amortization	488	2,426	866	4,627
Changes in fair value of derivative liabilities	(70)	(8)	(214)	(206)
Interest income	(109)	(993)	(281)	(2,079)
Interest expense	305	4,117	651	8,246
Restructuring and severance related costs	—	2,170	—	(715)
Transaction related costs	712	—	1,275	—
Provision for income taxes	10	10	19	20
Total Adjusted EBITDA	$(912)	$1,058	$(2,510)	$2,951
Net loss margin	(8.2)%	(19.3)%	(8.2)%	(12.7)%
Adjusted EBITDA margin (loss)	(2.1)%	2.0%	(2.9)%	2.8%

Source: Grove Collaborative Holdings, Inc.